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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

       DATE OF REPORT (Date of earliest event reported): NOVEMBER 14, 2005


                               GRANT PRIDECO, INC.
               (Exact name of registrant as specified in charter)


        DELAWARE                 001-15423                      76-0312499
(State of Incorporation)   (Commission File No.)   (I.R.S. Employer Identification No.)


      400 N. SAM HOUSTON PKWY. EAST, SUITE 900                    77060
      (Address of Principal Executive Offices)                  (Zip Code)


       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE: (281) 878-8000




          (Former name or former address, if changed since last report)


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ITEM 2.02  RESULTS OF OPERATIONS AND FINANCIAL CONDITION

On November 9, 2005, Grant Prideco filed its Quarterly Report on Form 10-Q for the three months ended September 30, 2005. As described in the Quarterly Report in Note 1 to the Condensed Consolidated Financial Statements, the Company reclassified the income tax expense related to its 50.01% ownership interest in Voest -Alpine Tubulars (VAT) partnership from "Equity Income in Unconsolidated Affiliates" to "Income Tax Provision" in the Company's Condensed Consolidated Statements of Operations. The effect of the reclassification is to report the Company's share of VAT partnership income that is taxable to the Company on a before-tax basis. Prior period results were reclassified to conform to the current year presentation. The reclassification had no impact on operating income, operating cash flows or net income. Attached as Exhibit 99.1 to this Form 8-K is a schedule setting forth certain unaudited quarterly and year-to-date financial information for the nine-month period ended September 30, 2005 and the year ended December 31, 2004 reflecting this reclassification.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

   (c)   Exhibits

         99.1   2005 and 2004 Quarterly Financial Information



                                    SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                GRANT PRIDECO, INC.

Date:  November 14, 2005        By: /s/ Greg Boane
                                   ---------------------------------------------
                                   Greg Boane
                                   Controller and Principal Accounting Officer